Exhibit 5.1

[LETTERHEAD OF HOGAN & HARTSON L.L.P.]

June 25, 2004

Board of Directors
Trizec Properties, Inc.
233 South Wacker Drive, 46th Floor
Chicago, Illinois 60606

Ladies and Gentlemen:

     We are acting as counsel to Trizec Properties, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission relating to the proposed public offering of the following securities of the Company with an aggregate initial public offering price of up to $750,000,000: (i) shares of common stock, par value $.01 per share, of the Company (the “Common Shares”), (ii) shares of preferred stock, par value $.01 per share (the “Preferred Shares”), (iii) Preferred Shares represented by depositary receipts (the “Depositary Shares”), (iv) warrants to purchase Common Shares (the “Common Stock Warrants”), (v) warrants to purchase Preferred Shares or Depositary Shares (the “Preferred Stock Warrants” and, together with the Common Shares, Preferred Shares, Depositary Shares and Common Stock Warrants, the “Securities”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement.

2.	The Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the

Board of Directors
Trizec Properties, Inc.
June 25, 2004

Company on the date hereof as being complete, accurate, and in effect (the “Certificate of Incorporation”).

3.	The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Bylaws”).

4.	Resolutions of the Board of Directors of the Company adopted at a meeting held on June 11, 2004, relating to the filing of the Registration Statement, the issuance and sale of the Securities and arrangements in connection therewith, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the “Resolutions”).

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Common Shares, Preferred Shares and the Depositary Shares will not be issued in violation of the ownership limits contained in the Certificate of Incorporation. This opinion letter is given, and all statements are made, in the context of the foregoing.

     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Certificate of Incorporation and the Bylaws and the Delaware General Corporation Law, as amended, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) before the issuance of any Preferred Shares or Depositary Shares, appropriate certificates of designation will be filed for recordation with the Secretary of State of the State of Delaware; (iv) any Depositary

Board of Directors
Trizec Properties, Inc.
June 25, 2004

Shares will be issued by a financial institution identified as depositary in and under a deposit agreement between the Company and the depositary in a form that will have been approved by the Board of Directors of the Company, for which the governing law shall be the laws of the State of New York; (v) any Common Stock Warrants will be issued under one or more equity warrant agreements between the Company and a financial institution identified therein as warrant agent in a form that will have been approved by the Board of Directors of the Company, for which the governing law shall be the laws of the State of New York; (vi) any Preferred Stock Warrants will be issued under one or more equity warrant agreements between the Company and a financial institution identified therein as warrant agent in a form that will have been approved by the Board of Directors of the Company, for which the governing law shall be the laws of the State of New York; (vii) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (viii) the Company will remain a Delaware corporation.

     To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any Common Stock Warrants or Preferred Stock Warrants and under the deposit agreement for any Depositary Shares, namely, the warrant agent or the depositary, respectively, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such warrant agreement or deposit agreement, as applicable; that such warrant agreement or deposit agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance, with respect to performance of its obligations under such warrant agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such warrant agreement or deposit agreement, as applicable.

     This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect (i) the Delaware General

Board of Directors
Trizec Properties, Inc.
June 25, 2004

Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (c), (d) and (e), the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that:

     (a) The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Preferred Shares that are exchangeable or convertible into Common Shares or upon the exercise of Common Stock Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution of certificates therefor and delivery on behalf of the Company against payment therefor, will be validly issued, fully paid and non-assessable.

     (b) The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Preferred Stock Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution of certificates therefor and delivery on behalf of the Company against payment therefor, will be validly issued, fully paid and non-assessable.

     (c) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

     (d) The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution, countersignature, and delivery of the Common Stock Warrants on behalf of the Company against payment therefor, will constitute valid and binding obligations of the Company.

Board of Directors
Trizec Properties, Inc.
June 25, 2004

     (e) The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution, countersignature, and delivery of the Preferred Stock Warrants on behalf of the Company against payment therefor, will constitute valid and binding obligations of the Company.

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the opinions expressed in paragraphs (c), (d) and (e) above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

* * * * *

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.